SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 17, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plans (“MIP”)

On March 17, 2011, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) approved individual management incentive plans (“MIPs”) for Dr. Louis F. Centofanti, our Chief Executive Officer (“CEO”), and Ben Naccarato, our Chief Financial Officer (“CFO”).  The MIPs are effective as of January 1, 2011.  Each MIP provides guidelines for the calculation of annual cash incentive based compensation, subject to Compensation Committee oversight and modification.  Each MIP awards cash compensation based on achievement of performance thresholds, with the amount of such compensation established as a percentage of base salary.  The potential target performance compensation ranges from 50% to 87% or $131,608 to $230,315 of the 2011 base salary for the CEO and 25% to 44% or $52,000 to $91,000 of the 2011 base salary for the CFO.

On March 17, 2011, the Compensation Committee also approved an MIP for Mr. James Blankenhorn, who has entered into an agreement with the Company to become our Chief Operating Officer (“COO”) beginning in late May.  The COO’s MIP is effective as of January 1, 2011; however, any payment under the MIP to the COO will be prorated based on the COO’s date of first employment.  The potential target performance compensation ranges from 50% to 87% or $71,458 to $125,051 of the prorated 2011 base salary for the COO, assuming the COO begins employment on May 31, 2011.

Performance compensation is paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2011.  If the MIP participant’s employment with the Company is voluntarily or involuntarily terminated prior to a regularly scheduled MIP compensation payment period, no MIP payment will be payable for and after such period.  The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

Each MIP is briefly described below, and the descriptions are qualified by reference to the respective MIPs attached as exhibits to this report.

CEO MIP:

2011 CEO performance compensation is based upon meeting corporate financial pre-tax net income and revenue, health, safety, and environmental compliance objectives during fiscal year 2011 from our continuing operations.  Of the total potential performance compensation, 55% is based on pre-tax net income goal, 15% on revenue goal, 15% on the number of health and safety claim incidents that occur during fiscal year 2011, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occur during the fiscal year 2011.  Each of the revenue and pre-tax net income components is based on our board approved revenue target and net income target.  The 2011 target compensation for our CEO is as follows:

Annualized Base Pay:	$263,218
Performance Incentive Compensation Target (at 100% of MIP):	$131,608
Total Annual Target Compensation (at 100% of MIP):	$394,826

CFO MIP:

The CFO’s 2011 performance compensation is based upon achievement of pre-tax net income, administrative expense, financial oversight, centralization of accounting and information technology (“IT”) functions objectives, as well as the Company’s timely SEC filing of annual and quarterly reports and Form 8-Ks.  Of the total potential performance compensation, 25% is based on achievement of pre-tax net income goals, 15% on maintaining or reducing our targeted administrative expense, 10% on the timeliness of the Company’s annual, quarterly, and Form 8-K report filings with the Securities and Exchange Commission (“SEC”), 10% on financial oversight, 10% on compliance with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”), and 30% on accounting centralization and IT objectives.  Each of the pre-tax net income and administrative expense component is based on our board approved 2011 net income target and administrative expense target.  The 2011 target compensation for our CFO is as follows:

Annualized Base Pay:	$208,000
Performance Incentive Compensation Target (at 100% of Plan):	$52,000
Total Annual Target Compensation (at 100% of Plan):	$260,000

COO MIP:

2011 COO performance compensation is based upon meeting corporate financial pre-tax net income and revenue, health, safety, and environmental compliance objectives during fiscal year 2011 from our continuing operations.  Of the total potential performance compensation, 55% is based on pre-tax net income goal, 15% on revenue goal, 15% on the number of health and safety claim incidents that occur during fiscal year 2011, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occur during the fiscal year 2011.  Each of the revenue and pre-tax net income components is based on our board approved revenue target and net income target.  The 2011 target compensation for the COO is as follows:

Annualized Base Pay:	$245,000
Performance Incentive Compensation Target (at 100% of Plan):	$122,500
Total Annual Target Compensation (at 100% of Plan):	$367,500

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	2011 Incentive Compensation Plan for Chief Executive Officer, effective January 1, 2011.

10.2	2011 Incentive Compensation Plan for Chief Financial Officer, effective January 1, 2011.

10.3	2011 Incentive Compensation Plan for Chief Operating Officer, effective January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer